                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

                         dated as of February 11, 2004,

                                  by and among

                              CONNETICS CORPORATION

                                       and

               ENTITIES LISTED ON APPENDIX A (each a "Purchaser").

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                                TABLE OF CONTENTS

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                                        STOCK PURCHASE AGREEMENT

Section 1.        Purchase and Sale of Stock.................................................              1

Section 2.        The Closing................................................................              1

         2.1.     The Closing................................................................              1

         2.2.     Conditions to Closing......................................................              1


Section 3.        Representations, Warranties and Covenants of the Company...................              2

         3.1.     No Material Misstatements..................................................              2

         3.2.     Incorporated Documents.....................................................              3

         3.3.     Books and Records; Internal Controls.......................................              3

         3.4.     Independent Accountants....................................................              4

         3.5.     Organization; Good Standing................................................              4

         3.6.     Absence of Litigation......................................................              4

         3.7.     Brokers or Finders.........................................................              4

         3.8.     Use of Proceeds............................................................              4

         3.9.     Licenses; Leases...........................................................              4

         3.10.    Intellectual Property......................................................              5

         3.11.    Property...................................................................              6

         3.12.    No Violation...............................................................              7

         3.13.    Due Authorization and Delivery.............................................              7

         3.14.    No Default.................................................................              7

         3.15.    Capitalization.............................................................              7

         3.16.    Lock-Ups...................................................................              8

         3.17.    Employees..................................................................              8

         3.18.    Market Stabilization.......................................................              8

         3.19.    Taxes......................................................................              8

         3.20.    NASDAQ Compliance; Listing.................................................              9

         3.21.    Insurance..................................................................              9
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                                      (i)
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         3.22.    Investment Company.........................................................              9

         3.23.    Solicitation; Other Issuances of Securities................................              9

         3.24.    Testing and Regulations....................................................             10

         3.25.    Form S-3 Eligibility.......................................................             10

         3.26.    Press Release..............................................................             10


Section 4.        Representations, Warranties And Covenants Of Each Purchaser................             11

         4.1.     Organization...............................................................             11

         4.2.     Authorization, Enforcement, and Validity...................................             11

         4.3.     Consents and Approvals;  No Violation......................................             11

         4.4.     Investment Experience......................................................             12

         4.5.     Investment Intent And Limitation On Dispositions...........................             12

         4.6.     Information And Risk.......................................................             12

         4.7.     Disclosures to the Company.................................................             12

         4.8.     Nature of Purchasers.......................................................             13

         4.9.     Ownership..................................................................             13

         4.10.    Brokers or Finders.........................................................             13

         4.11.    Acknowledgement............................................................             13

         4.12.    Short Sales................................................................             13


Section 5.        Survival of Representations and Warranties.................................             14


Section 6.        Registration of the Shares; Compliance with the Securities Act.............             14

         6.1.     Registration Procedures And Expenses.......................................             14

         6.2.     Restrictions on Transferability............................................             16

         6.3.     Termination Of Conditions And Obligations..................................             17


Section 7.        Legends....................................................................             18


Section 8.        Indemnification............................................................             19


Section 9.        Notices....................................................................             22
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                                      (ii)
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Section 10.       Miscellaneous..............................................................             22

         10.1.    Amendments.................................................................             22

         10.2.    Headings...................................................................             23

         10.3.    Severability...............................................................             23

         10.4.    Governing Law And Forum....................................................             23

         10.5.    Counterparts...............................................................             23

         10.6.    Entire Agreement...........................................................             23

         10.7.    Independent Nature Of Purchasers' Obligations And Rights...................             23

         10.8.    Expenses...................................................................             24
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Appendix A        Schedule of Purchasers
Appendix B        Company Counsel Opinion
Appendix C        Company Counsel Opinion (IP)
Appendix D        Disclosure Schedules
Appendix E        Stock Certificate and Registration Statement Questionnaire
Appendix F        Certificate of Subsequent Sale

                                     (iii)

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 11th day of February 2004 by and among Connetics Corporation (the "Company"), a Delaware corporation, with its principal offices at 3290 West Bayshore Road, Palo Alto, California 94303, and the entities listed on Appendix A (each, a "Purchaser").

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Section 1. Purchase and Sale of Stock.

                  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein), each Purchaser agrees to purchase severally and not jointly and the Company agrees to issue and sell to such Purchaser severally and not jointly that number of whole shares of the Company's common stock, $0.001 par value (the "Common Stock"), set forth opposite such Purchaser's name on Appendix A (the "Shares"), at a purchase price that is equal to $20.25 per Share.

Section 2. The Closing.

                  2.1.     The Closing.

                  (a) The purchase and sale of the Shares upon the terms and conditions hereof will take place at a closing (the "Closing") to be held at such place, and on the date and at such time as shall be agreed upon by the Company and the Purchasers (the "Closing Date").

                  (b) The Company shall provide wire transfer instructions for the payment of the Purchase Price prior to the Closing.

                  (c) At the Closing, the Company and each Purchaser shall satisfy all of the conditions set forth in Sections 2.2(a) and (b), respectively.

                  2.2.     Conditions to Closing.

                  (a) The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to each Purchaser is subject to:

                           (i) receipt by the Company of immediately available funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth opposite such Purchaser's name on Appendix A (the "Purchase Price"), in accordance with the wire transfer instructions delivered by the Company pursuant to Section 2.1(b); and

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                           (ii)     the accuracy in all material respects of the
         representations and warranties made by such Purchaser in Section 4 below as of the Closing Date and the fulfillment in all material respects of those undertakings of such Purchaser in this Agreement to be fulfilled on or prior to the Closing Date.

                  (b) Each Purchaser's obligation to complete the purchase and sale of the Shares is subject to:

                           (i) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 below as of the Closing Date and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date and the receipt by the Placement Agents (as defined below) and the Purchaser of a certificate of an executive officer of the Company to the foregoing effect;

                           (ii) the Shares having been listed on the Nasdaq National Market (the "NASDAQ");

                           (iii) delivery by the Company to the Placement Agents and such Purchaser of an opinion, dated as of the Closing Date, from Morrison & Foerster LLP, counsel to the Company, in the form attached as Appendix B hereto;

                           (iv) delivery by the Company to the Placement Agents and such Purchaser of an opinion, dated as of the Closing Date, from Townsend and Townsend & Crew LLP, counsel to the Company, in the form attached as Appendix C hereto; and

                           (v) the Company's delivery to its transfer agent of irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing such number of Shares set forth opposite such Purchaser's name on Appendix A or, if requested by the Purchaser, one or more certificates representing such Shares.

Section 3. Representations, Warranties and Covenants of the Company. Except as set forth on the corresponding sections of the Company's disclosure schedule attached hereto as Appendix D, or as specifically contemplated by this Agreement, the Company hereby represents and warrants to, and covenants with, each Purchaser as of the Closing Date (or such other date specified below) as follows:

                  3.1. No Material Misstatements. The Private Placement Memorandum dated February 9, 2004, relating to the offering of the Shares, including all exhibits and annexes thereto, as the same may be amended or supplemented (the "Memorandum"), did not, as of its date, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this

                                       2
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representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through a Placement Agent expressly for use therein.

                  3.2.     Incorporated Documents.

                  (a) The documents incorporated by reference in the Memorandum, at the time they became effective or were filed with the Securities and Exchange Commission (the "Commission"), as the case may be, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Memorandum, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Since January 1, 2002, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act (the "SEC Documents").

                  3.3. Books and Records; Internal Controls. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps to

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ensure that it will be in compliance with other applicable provisions of the
Sarbanes-Oxley Act upon the effectiveness of such provisions.

                  3.4. Independent Accountants. Ernst & Young LLP, whose reports are included as a part of the Memorandum, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act, and the rules and regulations of the Commission thereunder.

                  3.5. Organization; Good Standing. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not result in a material adverse effect on the assets, properties or condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"); and, to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  3.6. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company or any of the Company's subsidiaries or any of the Company's or the subsidiaries' officers or directors in their capacities as such, that, either individually or in the aggregate, would result in a Material Adverse Effect.

                  3.7. Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity (each a "Person"), other than CIBC World Markets Corp. and Goldman, Sachs & Co. (the "Placement Agents"), the fees of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  3.8. Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder as described in the Memorandum.

                  3.9. Licenses; Leases. The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not result in a Material Adverse Effect .. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

                  3.10.    Intellectual Property.

                  (a) (i) the Company and/or a subsidiary of the Company owns, or holds under license, or has no reason to believe that it cannot acquire on reasonable terms, adequate rights to use, free of any Encumbrances (as defined below), all patents, patent rights, patent applications, licenses, inventions, discoveries, improvements, copyrights (whether registered or unregistered), writings and other works of authorship (including software), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks (whether registered or unregistered), trademark applications, service marks and trade names (collectively, the "Intellectual Property") that is material and necessary to conduct and operate the business of the Company and its subsidiaries as currently conducted, and as currently proposed to be conducted, as described in the Memorandum (the "Company Business"), (ii) to the Company's knowledge, neither the use or exploitation of any of its Intellectual Property nor the conduct and operations of the Company Business in the manner currently conducted, each as described in the Memorandum, infringes upon, misappropriates, violates or conflicts in any way with the Intellectual Property rights of any other Person, (iii) to the Company's knowledge, neither the use or exploitation of any of its Intellectual Property nor the conduct and operation of the Company Business as currently proposed to be conducted by the Company and its subsidiaries, as described in the Memorandum, will infringe upon, misappropriate, violate or conflict in any way with the Intellectual Property rights of any other Person, (iv) to the Company's knowledge, there is no, nor has there been within the last three years, any pending or threatened assertion or claim related to the use or exploitation of its Intellectual Property or the conduct or operation of the Company Business as described in the Memorandum, involving the infringement, misappropriation, or violation of, or conflict with, in any way the Intellectual Property rights of any other Person, (v) the Company is not, and has not been within the last three years, a party to any action, suit, proceeding or investigation which involves a claim of infringement or misappropriation of any Intellectual Property of any Person, (vi) the Company has not been the subject of, and the Company has no knowledge of, any claims with respect to the validity, enforceability or ownership of any of its Intellectual Property, which have had, or if adversely determined would result in, a Material Adverse Effect, and (vii) to the Company's knowledge, there have been no unauthorized uses, disclosures, infringements, or misappropriations by any Person of any of its Intellectual Property or any breaches by any

Person, including the Company or any of its subsidiaries, of any licenses or other agreements involving its Intellectual Property.

                  (b) To the Company's knowledge, no Person currently is in default with regard to any agreement relating to Intellectual Property with respect to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties are subject or bound, and there exists no condition or event (including the execution, delivery and performance of this Agreement) that, with the giving of notice or the lapse of time or both, would constitute a default by the Company or any of its subsidiaries under any such agreement, or would give any Person any right of termination, cancellation or acceleration of any performance under any such agreement or result in the creation or imposition of any Encumbrance, in each case.

                  (c) For purposes of this Section 3.11, "Encumbrance" means (i) any security interest, pledge, mortgage, deed of trust, hypothecation, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, (ii) interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect) and (iii) any purchase option, call or similar right of a third Person; provided, however, that "Encumbrance" shall not include the security interest in favor of Goldman Sachs Credit Partners L.P. ("GSCP") in connection with the Credit and Guaranty Agreement to which the Company and GSCP are parties.

                  3.11. Property. The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Since the respective dates as of which information is given in the Memorandum, neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree that would result in a Material Adverse Effect. Except as disclosed in the Memorandum or in the SEC Documents, since the date of the latest balance sheet included in the Memorandum, neither the Company nor its subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of

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business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                  3.12. No Violation. Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would result in a Material Adverse Effect.

                  3.13. Due Authorization and Delivery. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and except as the enforcement of indemnification and contribution provisions hereof and thereof may be limited by applicable law and public policy.

                  3.14. No Default. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries.

                  3.15. Capitalization. The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Memorandum. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Memorandum. All outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Memorandum.

                  3.16. Lock-Ups. For a period starting on the Closing Date and ending ninety (90) days after the effective date of the Registration Statement (as defined in Section 6.1(a)(i) below), the Company will not, without the prior written consent of CIBC World Markets Corp., sell, contract to sell or otherwise dispose of or issue any securities of the Company that are substantially similar to the Shares or the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, except pursuant to previously issued options, any agreements providing for anti-dilution or other stock purchase or share issuance rights in existence on the date hereof, any employee benefit or similar plan of the Company in existence on the date hereof or duly adopted hereafter, or any technology license agreement, strategic alliance or joint venture in existence on the date hereof or which the Company may enter into hereafter.

                  3.17. Employees. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would result in a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would result in a Material Adverse Effect.

                  3.18. Market Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

                  3.19. Taxes. The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

                  3.20.    NASDAQ Compliance; Listing.

                  (a) The Company is in compliance with the requirements of the NASDAQ for continued listing of the Common Stock thereon and has not received any notification that, and has no knowledge that, the NASDAQ is contemplating terminating such listing nor, to the Company's knowledge, is there any basis therefor. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ.

                  (b) The Shares have been or will be prior to Closing duly authorized for listing on the NASDAQ.

                  3.21. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  3.22. Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Memorandum, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  3.23. Solicitation; Other Issuances of Securities. Neither the Company nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, and the Company and its subsidiaries will take reasonable precautions designed to ensure that any action or steps taken by the Company or its subsidiaries would not require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

                  3.24. Testing and Regulations. Since the respective dates as of which information is given in the Memorandum, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Memorandum were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Memorandum are accurate and complete in all material respects; the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the clinical trial results described or referred to in the Memorandum when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company

                  3.25. Form S-3 Eligibility. The Company is eligible for use of Form S-3 promulgated under the Securities Act.

                  3.26. Press Release. No later than 8:30 a.m. (Eastern Standard Time) on the morning of the first business day following the Closing Date, the Company will issue a press release announcing the closing of the sale of the Shares.

                  3.27. HSR Act. The Company has filed all necessary applications and other documents for approval by both the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "Justice Department") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the regulations promulgated pursuant thereto in connection with its acquisition of the Soriatane-brand (acitretin) from Hoffman-La Roche, Inc. (the "Acquisition"). The Company believes that (i) it is unlikely that either the FTC or the Justice Department will challenge the Acquisition as being anticompetitive and (ii) it is unlikely that either the FTC or the Justice Department will seek to declare the Acquisition in violation of
Section 5 of the Federal Trade Commission Act or Section 7 of the Clayton Act.

Section 4. Representations, Warranties And Covenants Of Each Purchaser.

                  Each Purchaser for itself and no other Purchaser hereby represents and warrants to, and covenants with, the Company as of the Closing Date (or such other date specified below) as follows:

                  4.1. Organization. Such Purchaser is an entity duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of organization. Such Purchaser has all requisite corporate power and authority and all necessary governmental approvals to carry on its business as now being conducted, except as would not result in a material adverse effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  4.2. Authorization, Enforcement, and Validity. Such Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  4.3. Consents and Approvals; No Violation. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not
(i) result in a violation of such Purchaser's organizational documents; (ii) conflict with, or constitute a default or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, result in a material adverse effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Purchaser or any of its Subsidiaries, except for such violations as would not, individually or in the aggregate, result in a material adverse effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement. Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, except where the failure to obtain such consents, authorizations or orders or to make such filings or registrations would not, individually or in the aggregate, result in a material adverse effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  4.4. Investment Experience. Such Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares.

                  4.5. Investment Intent And Limitation On Dispositions. Such Purchaser is acquiring the Shares for its own account for investment only and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except in accordance with the provisions of Section 6 and except as would not result in a violation of the Securities Act. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Section 6 or pursuant to and in accordance with the Securities Act.

                  4.6.     Information And Risk.

                  (a) Such Purchaser has received and reviewed the Memorandum and has requested, received, reviewed and considered all other information such Purchaser deems relevant in making an informed decision to purchase the Shares. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to such Purchaser's satisfaction.

                  (b) Such Purchaser recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of such Purchaser's investment. Such Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

                  (c) Such Purchaser has, in connection with such Purchaser's decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, the Memorandum, the SEC Documents and the other information described in Section 4.6(a), and such Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser's own counsel and has not relied upon or consulted any counsel to the Placement Agents or counsel to the Company.

                  4.7. Disclosures to the Company. Such Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws. Such Purchaser will promptly notify the

Company of any changes in the information set forth in the Registration Statement (as defined in Section 6.1(a)(i) below) regarding such Purchaser.

                  4.8. Nature of Purchasers. To the knowledge of such Purchaser, such Purchaser: (i) is not an affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of any other Purchaser, (ii) is not constituted as a partnership, association, joint venture or any other type of joint entity with any other Purchaser, and (iii) is not acting as part of a group (as such term is defined under Section 13(d) of the Exchange Act) with any other Purchaser. If at any time after the Closing Date such Purchaser becomes an affiliate (as defined herein) of any other Purchaser, such Purchaser will provide prompt written notice to the Company.

                  4.9. Ownership. Such Purchaser (including any Person controlling, controlled by, or under common control with such Purchaser, as the term "control" is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the "HSR Act")) does not, and upon the consummation of the transactions contemplated by this Agreement will not, hold voting securities of the Company exceeding an aggregate fair market value as of the Closing Date of fifty million dollars ($50,000,000), calculated pursuant to the HSR Act.

                  4.10. Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Purchaser.

                  4.11. Acknowledgement. Such Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Section 3.

                  4.12. Short Sales. From and after obtaining the knowledge of the sale of the Shares contemplated hereby, such Purchaser has not taken, and prior to the public announcement of the transaction such Purchaser shall not take, any action that has caused or will cause such Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock, whether or not, directly or indirectly, in order to hedge its position in the Shares.

Section 5. Survival of Representations and Warranties.

                  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all representations and warranties as to each respective Closing made by the Company and the Purchasers herein shall survive for a period of one (1) year following the Closing Date.

Section 6. Registration of the Shares; Compliance with the Securities Act.

                  6.1.     Registration Procedures And Expenses.

                  (a) Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement (as defined below), the Company will:

                           (i) on a best efforts basis within thirty (30) days after it has received from Hoffman-La Roche, Inc. ("Roche") the financial information required to be furnished by Roche to the Company under Section 8.8 of the Sale and Purchase Agreement, dated February 2, 2004, between the Company Roche, prepare and file with the Commission a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Shares by each Purchaser;

                           (ii)     use its best efforts to cause the
         Registration Statement, as amended, subject to receipt of necessary information from the Purchasers on the questionnaire attached as Appendix E hereto, to become effective under the Securities Act as soon as practicable but in any event no later than ninety (90) days after the Closing Date. If such Registration Statement covering the Shares is not declared effective by the Commission on or prior to ninety (90) days after the Closing Date, the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount per 30-day period (or pro rata portion thereof) equal to 1.0% of the aggregate amount paid by such Purchaser on the Closing Date to the Company until such Registration Statement is declared effective by the Commission. Such payments shall be made to each Purchaser in cash not later than three business days following the end of each 30-day period;

                           (iii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (A) as may be necessary to keep the Registration Statement continuously effective until the earlier of
         (i) the second anniversary of the Closing Date, or (ii) such time as all Shares purchased by the Purchasers have been sold pursuant to the Registration Statement and (B) as may be reasonably requested by a Purchaser in order to incorporate information concerning such Purchaser or such Purchaser's intended method of distribution;

                           (iv) so long as the Registration Statement is effective covering the resale of Shares owned by the Purchasers, furnish to each Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and such other documents as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares by such Purchaser;

                           (v) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process generally in any jurisdiction in which the Company is not now so qualified or has not so consented;

                           (vi) bear all expenses in connection with the procedures in paragraphs (a) through (c) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any, in connection with an underwritten offering of the Shares;

                           (vii) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Purchaser of the issuance of such order and the resolution thereof;

                           (viii) furnish to each Purchaser, on the date that such Registration Statement becomes effective, (x) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Purchaser) addressed to such Purchaser, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (y) in the case of an underwriting, (A) an opinion addressed to such Purchaser, dated such date, of such outside counsel, in such form and substance as is required to be given to the underwriters, and (B) a letter addressed to such Purchaser, dated such date, from the Company's independent certified public accountants, in such form and substance as is required to be given by the Company's independent certified public accountants to such underwriters;

                           (ix)     provide to each Purchaser and its
         representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to complete its due diligence, in each case as is customary for similar due diligence examinations; provided that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the all of the Purchasers by one counsel designated by and on behalf of the Purchasers; and

                           (x) permit counsel for the Purchasers to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

provided, that in the case of clauses (ix) and (x) above, the Company shall not be required to provide, and shall not provide, any Purchaser with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company.

                  (b) The Company shall be permitted to suspend for one or more periods (provided that the aggregate length of such suspension shall not exceed thirty (30) days in any ninety (90)-day day period or ninety (90) days in aggregate in any 365 day period) the actions required under Sections 6.1(a)(iii) to the extent that the Board of Directors of the Company concludes in good faith that because of valid business reasons, including, but not limited to, the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use of the Registration Statement and the prospectus used in connection therewith.

                  (c) With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Purchasers' Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Purchasers' Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such Shares without registration.

                  6.2.     Restrictions on Transferability.

                  (a) Each Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws of any state, except (i) as contemplated in the Registration Statement referred to in Section 6.1 above,
(ii) pursuant to the requirements of Rule 144 (in which case such Purchaser will provide the Company with reasonable evidence of such Purchaser's compliance therewith) or (iii) pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends as may be required by Section 7.

                  (b) Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that such Purchaser will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers written notice that the Purchasers may thereafter effect sales pursuant to said prospectus. The Company agrees to file such amendment, supplement or report as soon as practicable following such notice of suspension.

                  (c) Upon any sale of Shares pursuant to the Registration Statement, each Purchaser shall deliver to the transfer agent a certificate of subsequent sale in the form attached hereto as Appendix F.

                  (d) None of the Shares shall be transferable except upon the conditions specified in this Section 6, which are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed transferee of the Shares held by such Purchaser to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Section 6 if and to the extent that such Shares continue to be restricted securities in the hands of the transferee.

                  6.3.     Termination Of Conditions And Obligations.

                  (a) The conditions precedent imposed by Section 6.2 above regarding the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the date on which the Purchaser may sell without volume limitations all such Shares then held by the Purchaser without registration by reason of Rule 144 or any other rule of similar effect.

                  (b) The expiration or termination of this Agreement for any reason will have no effect on the rights of any of the parties under the provisions of this Section 6.

Section 7. Legends.

                  (a) Such Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in the form set forth below, and such Purchaser covenants that such Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such securities have been sold under Rule 144 promulgated under the Securities Act ("Rule 144") or as otherwise permitted by the provisions of Section 6.2 above) and understands that the Company will refuse to register a transfer of any Shares unless the conditions specified in the following legend are satisfied:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER."

                  (b) Such certificates shall not contain any legend (i) while a Registration Statement (as defined below) covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to an effective Registration Statement or Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k). Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for certain Shares, the Company will, no later than three trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

                  (c) Such Purchaser covenants that such Purchaser will not transfer the Shares represented by any such certificate without complying with any applicable requirements under the Securities Act to deliver the final prospectus included in the effective Registration Statement to any offeree of such Shares.

Section 8. Indemnification.

                  (a)      For purposes of this Section 8:

                           (i) the term "Purchaser" shall include the Purchaser and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of such Purchaser;

                           (ii) the term "Prospectus" shall mean the prospectus and any amendment or supplement thereto in the form first filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time; and

                           (iii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement.

                  (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse each Purchaser and each such controlling Person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Purchaser or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action or enforcing the provisions hereof; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 6.2 above respecting sale of the Shares, (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser a reasonable time prior to the pertinent sale or sales by the Purchaser, and provided that the Purchaser has been notified by the Company that such earlier Prospectus should no longer be delivered by the Purchaser.

                  (c) Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 6.2 above respecting the sale of the Shares, (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the aggregate liability of any Purchaser hereunder shall not exceed the Purchase Price paid by such Purchaser to the Company on the Closing Date. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

                  (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party;

provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (e) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by (b) and (c) of this Section 8 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any alleged conduct relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or such conduct. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Purchasers or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), the aggregate liability of any Purchaser hereunder shall not exceed the Purchase Price paid by such Purchaser to the Company on the Closing Date. The Purchasers' obligations in this Section 8(e) to contribute shall be several in proportion to the number or amount of Shares sold by them and not joint.

Section 9. Notices.

                  (a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

                  if to the Company, to:

                           Connetics Corporation
                           3290 West Bayshore Road
                           Palo Alto, CA 94303
                           Attention: Katrina J. Church
                           Telephone No.: (650) 843-2843
                           Telecopy No.:  (650) 494-0172

                  with a copy to:

                           Morrison & Foerster LLP
                           5200 Republic Plaza
                           370 Seventeenth Street
                           Denver, Colorado 80202
                           Attention: Brian V. Caid
                           Telephone No.: (303) 592-1500
                           Telecopy No.:  (303) 592-1510

and if to any Purchaser, at its address as set forth in Appendix A hereto, or at such other address or addresses as may have been previously furnished to the Company in writing in accordance with this Section 9.

                  (b) Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

Section 10. Miscellaneous.

                  10.1. Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each Purchaser. Any amendment or waiver effected in accordance with this Section 10.1 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  10.2. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

                  10.3. Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  10.4. Governing Law And Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

                  10.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

                  10.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersedes all prior agreements and understandings with respect to such matters and executed by and among the Company and any of the Purchasers, and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters.

                  10.7. Independent Nature Of Purchasers' Obligations And Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange
Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                  10.8. Expenses. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement, and all the transactions contemplated thereby, including fees of legal counsel.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                    CONNETICS CORPORATION

                                    By: /s/ John L. Higgins
                                        ----------------------------------------
                                        Name: John L. Higgins
                                        Title: Chief Financial Officer,
                                               Executive Vice President, Finance
                                               and Corporate Development

                                    Purchaser: Merlin BioMed, L.P.

                                    By: /s/ Norman Schleifer
                                        ----------------------------------------
                                        Name: Norman Schleifer
                                        Title: CFO of General Partner

                                    Purchaser: Merlin BioMed II, L.P.

                                    By: /s/ Norman Schleifer
                                        ----------------------------------------
                                        Name: Norman Schleifer
                                        Title: CFO of General Partner

                                    Purchaser: Merlin BioMed International, LTD

                                    By: /s/ Norman Schleifer
                                        ----------------------------------------
                                        Name: Norman Schleifer
                                        Title: CFO of Investment Advisor

                                    Purchaser: Interdynamic Fund BioMed Tech.

                                    By: /s/ Norman Schleifer
                                        ----------------------------------------
                                        Name: Norman Schleifer
                                        Title: CFO of Investment Advisor

                                    Purchaser: Pharma w/ Health

                                    By: /s/ Norman Schleifer
                                        ----------------------------------------
                                        Name: Norman Schleifer
                                        Title: CFO of Investment Advisor

                                    Purchaser: UBS O'Connor LLC f/b/o O'Connor
                                    PIPES Strategies Master Ltd.

                                    By: /s/ George Locasto
                                        ----------------------------------------
                                        Name: George Locasto
                                        Title: Managing Director

                                    Purchaser: UBS O'Connor LLC f/b/o O'Connor
                                    Global Fundamental Long/Short Limited

                                    By: /s/ George Locasto
                                        ----------------------------------------
                                        Name: George Locasto
                                        Title: Managing Director

                                    Purchaser: UBS O'Connor LLC f/b/o UBS Global
                                    Equity Arbitrage Master Limited

                                    By: /s/ George Locasto
                                        ----------------------------------------
                                        Name: George Locasto
                                        Title: Managing Director

                                    Purchaser: Truk Opportunity Fund, LLC

                                    By:  Atoll Asset Management, its
                                    Managing Member

                                    By: /s/ Michael E. Fein
                                        ----------------------------------------
                                        Name:  Michael E. Fein
                                        Title: Principal

                                    Purchaser: Atlas Equity I, Ltd

                                    By: /s/ Scott H. Schroeder
                                        ----------------------------------------
                                        Name:  Scott H. Schroeder
                                        Title:  Authorized Signatory

                                    Purchaser: HFR SHC Aggressive Fund

                                    By: /s/ Dora Hines
                                        ----------------------------------------
                                         Name: Dora Hines
                                         Title: For and on behalf of HFR Asset
                                    Management as attorney-in-fact

                                    Purchaser: Knightsbridge Post Venture
                                    IV L.P.

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Knightsbridge Integrated
                                    Holdings, V, LP

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Knightsbridge Netherlands
                                    II, L.P.

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                       Name: Sven H. Borho
                                       Title: Partner of the Investment Advisor

                                    Purchaser:  Knightsbridge Integrated
                                    Holdings IV Post Venture, LP

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Knightsbridge Post Venture
                                    III, LP

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser:  Winchester Global Trust Company
                                    Limited as Trustee for Caduceus
                                    Capital Trust

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Caduceus Capital II, L.P.

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the General Partner

                                    Purchaser: UBS Eucalyptus Fund, L.L.C.

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title:  Partner of the JV Partner

                                    Purchaser: PW Eucalyptus Fund, Ltd.

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title:  Partner of the JV Partner

                                    Purchaser: Knightsbridge Netherland I LP

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Knightsbridge Netherlands
                                    III - LP

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Knightsbridge Integrated
                                    Holdings II Limited

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Knightsbridge Venture Capital
                                    IV, L.P.

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser: Knightsbridge Venture Capital
                                    III LP

                                    By: /s/ Sven H. Borho
                                        ----------------------------------------
                                        Name: Sven H. Borho
                                        Title: Partner of the Investment Advisor

                                    Purchaser:  Baker Bros. Investments II, L.P.
                                    By:  Baker Bros. Capital, L.P.,
                                    (general partner)
                                    By:  Baker Bros. Capital (GP), LLC,
                                    (general partner)

                                    By: /s/ Felix Baker
                                        ----------------------------------------
                                        Name:  Felix Baker, Ph.D.
                                        Title:  Managing Member

                                    Purchaser: Baker Biotech Fund I, L.P.
                                    By: Baker Bros. Capital, L.P.,
                                    (general partner)
                                    By: Baker Bros. Capital (GP), LLC,
                                    (general partner)

                                    By: /s/ Felix Baker
                                        ----------------------------------------
                                        Name:  Felix Baker, Ph.D.
                                        Title:  Managing Member

                                    Purchaser:  Baker Biotech Fund II, L.P.
                                    By: Baker Bros. Capital, L.P.,
                                    (general partner)
                                    By: Baker Bros. Capital (GP), LLC,
                                    (general partner)

                                    By: /s/ Felix Baker
                                        ----------------------------------------
                                        Name: Felix Baker, Ph.D.
                                        Title: Managing Member

                                    Purchaser: Baker Biotech Fund II (Z), L.P.
                                    By: Baker Bros. Capital, L.P.,
                                    (general partner)
                                    By: Baker Bros. Capital (GP), LLC,
                                    (general partner)

                                    By: /s/ Felix Baker
                                        ----------------------------------------
                                        Name: Felix Baker, Ph.D.
                                        Title: Managing Member

                                    Purchaser: Alexandra Global Master Fund LTD

                                    By: /s/ [illegible]
                                        ----------------------------------------
                                        Name: Alexandra Investment Management as
                                        investment advisor for Alexandra
                                        Global Master Fund LTD
                                        Title: Partner

                                    Purchaser:  Citadel Equity Fund Ltd.
                                    By: Citadel Limited Partnership its
                                    Portfolio Manager
                                    By: GLB Partners, L.P. its General Partner
                                    By: Citadel Investment Group, L.L.C. its
                                    General Partner

                                    By: /s/ Brian P. Mulhern
                                        ----------------------------------------
                                        Name: Brian P. Mulhern
                                        Title: Senior Vice President

                                    Purchaser: Highbridge International LLC
                                    By: Highbridge Capital Management, LLC


                                    By: /s/ Adam J. Chill
                                        ----------------------------------------
                                        Name: Adam J. Chill
                                        Title:  Managing Director

                                   APPENDIX A

                             SCHEDULE OF PURCHASERS

                                                                   AGGREGATE NUMBER       AGGREGATE
PURCHASER                    PURCHASER ADDRESS      TAX ID NO.         OF SHARES        PURCHASE PRICE
---------                    -----------------      ----------         ---------        --------------
Merlin BioMed, L.P.          230 Park Ave.          13-3994233         40,000            $   810,000
                             Suite 928
                             New York, NY 10169

Merlin BioMed II, L.P.       230 Park Ave.          13-4104331         18,000            $   364,500
                             Suite 928
                             New York, NY 10169

Merlin BioMed                230 Park Ave.          N/A                25,500            $   516,375
International, LTD           Suite 928
                             New York, NY 10169

Interdynamic Fund            230 Park Ave.          N/A/               11,300            $   228,825
                             Suite 928
                             New York, NY 10169

Pharma w/ Health             230 Park Ave.          N/A                30,200            $   611,550
                             Suite 928
                             New York, NY 10169

UBS O'Connor LLC f/b/o       UBS O'Connor LLC       N/A                32,000                648,000
O'Connor PIPES Strategies    One N. Wacker Dr.
Master Ltd.                  32nd Floor
                             Chicago, IL  60606

UBS O'Connor LLC f/b/o       UBS O'Connor LLC       N/A                83,200            $ 1,684,800
O'Connor Global              One N. Wacker Dr.
Fundamental Long/Short Ltd.  32nd Floor
                             Chicago, IL  60606

UBS O'Connor LLC f/b/o UBS   UBS O'Connor LLC       N/A                44,800            $   907,200
Global Equity Arbitrage      One N. Wacker Dr.
Master Ltd.                  32nd Floor
                             Chicago, IL  60606

Truk Opportunity Fund, LLC   45 Rockefeller Plaza   04-3738841        165,000            $ 3,341,250
                             Suite 2000
                             New York, NY 10111

Atlas Equity I, Ltd          Balyasny Capital       98-0415457        100,000            $ 2,025,000
                             Management, L.P.
                             181 W. Madison
                             Suite 3600
                             Chicago, IL  60602
                             Attn.: Michael Levine

Winchester Global Trust      c/o OrbiMed Advisors   98-0198538        198,000            $ 4,009,500
Company Limited as Trustee   LLC
for Caduceus Capital Trust   767 Third Ave.
                             30th Floor
                             New York, NY  10017

Caduceus Capital II, L.P.    c/o OrbiMed Advisors   12-4012775         86,000            $ 1,741,500
                             LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

UBS Eucalyptus Fund, L.L.C.  c/o OrbiMed Advisors   13-4076723          196,000          $ 3,969,000
                             LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

PW Eucalyptus Fund, Ltd.     c/o OrbiMed Advisors   N/A                  25,000          $   506,250
                             LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

HFR SHC Aggressive Fund      c/o OrbiMed Advisors   N/A                  25,000          $   506,250
                             LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Post Venture   c/o OrbiMed Advisors   73-1577005           19,100          $   386,775
IV L.P.                      LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Integrated     c/o OrbiMed Advisors   73-1583448           17,400          $   352,350
Holdings, V, LP              LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Netherlands    c/o OrbiMed Advisors   73-1552047            6,400          $   129,600
II, L.P.                     LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Integrated     c/o OrbiMed Advisors   73-1539694           11,400          $   230,850
Holdings IV Post Venture,    LLC
LP                           767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Post Venture   c/o OrbiMed Advisors   73-1494733           11,600          $   234,900
III, LP                      LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Netherland I   c/o OrbiMed Advisors   73-1513678            7,900          $   159,975
LP                           LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Netherlands    c/o OrbiMed Advisors   73-1580411            2,600          $    52,650
III - LP                     LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Integrated     c/o OrbiMed Advisors   N/A                  12,400          $   251,100
Holdings II Limited          LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Venture        c/o OrbiMed Advisors   73-1538772            3,300          $    66,825
Capital IV, L.P.             LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Knightsbridge Venture        c/o OrbiMed Advisors   73-1494735            2,900          $    58,725
Capital III LP               LLC
                             767 Third Ave.
                             30th Floor
                             New York, NY  10017

Baker Bros. Investments      667 Madison Ave.       36-4448341            4,750          $ 96,187.50
II, L.P.                     New York, NY  10021
Baker Biotech Fund I, L.P.   667 Madison Ave.       06-1608194           46,550          $942,637.50
                             New York, NY  10021

Baker Biotech Fund II, L.P.  667 Madison Ave.       13-4194029           43,050          $871,762.50
                             New York, NY  10021
Baker Biotech Fund II (Z),   667 Madison Ave.       30-0083845            5,650          $114,412.50
L.P.                         New York, NY  10021
Alexandra Global Master      c/o Alexandra          N/A                 100,000          $ 2,025,000
Fund                         Investment Management
                             767 Third Ave.
                             39th Floor
                             New York, NY  10017

Citadel Equity Fund Ltd.     c/o Citadel Limited    98-0339176          275,000          $ 5,568,750
                             Partnership
                             131 S. Dearborn St.
                             Chicago, IL  60606
                             Attn.: Brian Mulhern

Highbridge International     c/o Highbridge         N/A               1,350,000          $27,337,500
LLC                          Capital Management,
                             LLC
                             9 West 57th Street
                             27th Floor
                             New York, NY  10019
                             Attn.: Adam J. Chill
                             Ari J. Storch

                                   APPENDIX B

                         FORM OF COMPANY COUNSEL OPINION

         The Placement Agents shall receive on the Closing Date from counsel for the Company, an opinion, addressed to each of the Placement Agents and the Purchasers and dated such Closing Date, and stating in effect that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the Memorandum;

                  (b) The Company has an authorized capitalization as set forth in the Memorandum, and all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non assessable; and the Shares to be issued and sold by the Company pursuant to the Agreement have been duly authorized for issuance and sale to the Purchasers pursuant to the Agreement and, when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non assessable, and the Common Stock and the Shares will conform in all material respects to the descriptions thereof contained in the Memorandum;

                  (c) The issuance and sale of the Shares by the Company is not subject to any preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Memorandum, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of the Shares pursuant to the Company's Certificate of Incorporation or by-laws or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound. To such counsel's knowledge, except as disclosed in the Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company.

                  (d) The Company has been duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of California, Indiana, New Jersey, New York, Tennessee and Texas;

                  (e) To such counsel's knowledge, all of the issued shares of capital stock of each subsidiary of the Company are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims;

                  (f) To such counsel's knowledge and other than as set forth in the Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (g) The Agreement has been duly authorized, executed and delivered by the Company.

                  (h) Section 6.1 of the Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

                  (i) The issue and sale of the Shares and the performance by the Company of its obligations under the provisions of the Agreement and the consummation of the transactions therein contemplated, will not result in a violation of the charter or bylaws of the Company, and to such counsel's knowledge, will not result in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary of the Company or any of their properties, and, to such counsel's knowledge, will not constitute a material breach of the terms, conditions or provisions of or constitute a default under any contract, undertaking, indenture or other agreement by which the Company is now bound or to which it is now a party and which has been included as an exhibit to the Company's SEC Documents filed with the Commission prior to the date hereof and incorporated by reference in the Memorandum;

                  (j) No consent, approval, authorization, license, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws of any state in connection with the purchase of the Shares by the several Purchasers;

                  (k) The statements set forth in the Memorandum under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Common Stock and the Shares, are accurate and correct summaries in all material respects;

                  (l) The SEC Documents (other than the financial statements, supporting schedules, footnotes, and other financial and statistical information therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

                  (m) No registration of the Shares under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers in the manner contemplated by the Agreement and the Memorandum;

                  (n) The Shares have been approved for listing on the Nasdaq National Market; and

                  (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Memorandum under the caption "Use of Proceeds", will not be an "investment company," as such term is defined in the Investment Company Act of 1940.

         In addition, such counsel shall state that nothing has come to such counsel's attention that leads such counsel to believe that (1) the Memorandum and any further amendments or supplements thereto made by the Company prior to the Closing Date contained as of the date of the Memorandum and as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (2) any of the documents incorporated by reference in the Memorandum or any further amendment or supplement to any such incorporated document made by the Company, when they became effective or were filed with the Commission, as the case may be, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading (it being understood that such counsel need not make any comment with respect to the financial statements, supporting schedules, footnotes, and other financial and statistical information contained in the Memorandum or any amendments or supplements thereto, or any of the documents included or deemed to be included therein).

                                   APPENDIX C

                      FORM OF COMPANY COUNSEL OPINION (IP)

         The Placement Agents shall receive on the Closing Date from intellectual property counsel for the Company, an opinion, addressed to each of the Placement Agents and the Purchasers and dated such Closing Date, and stating in effect that:

         (a) To the best of knowledge of such counsel, the Company has valid, binding and enforceable licenses or other rights to use U.S. Patent No. 6,126,920 (the `920 patent) related to clobetasol propionate foam (OLUX(R)) and betamethasone valerate foam (Luriq(R)).

         (b) Attached Schedule A to such opinion ("U.S. Patent Applications") lists pending U.S. patent applications which are being prosecuted by such counsel and which, to the best of their knowledge, are owned by the Company. Where the Company is listed as the owner, an assignment from the inventors to the Company has been recorded or is being recorded in the United States Patent and Trademark Office, or the inventor(s) has a duty to assign to the Company. Based on the Certification by the Officer of the Company (as identified in such opinion), to the best of their knowledge, there are no claims or potential claims to any ownership interest or liens on any of the patents or patent applications listed in Schedule A by any party other than the Company.

         (c) Based on the Certification by the Officer of the Company, to the best of their knowledge, (1) the Company has not received notice of any claim of misappropriation of any intellectual property rights or infringement of any patents held by others, and (2) there is no pending or threatened action, suit, proceeding or claim by others that the Company is infringing a patent or has misappropriated any intellectual property rights.

                                   APPENDIX D

                              DISCLOSURE SCHEDULES

                                      None

                                   APPENDIX E

                              STOCK CERTIFICATE AND
                      REGISTRATION STATEMENT QUESTIONNAIRES

1.       Name of selling stockholder (beneficial owner):

         If not correct, please print the correct name:_________________________
         ___________________________________

2. Have you held any position or office or had any material relationship (other than just purchasing securities) within the past three years with Connetics Corporation ("Connetics")?

         [ ] YES             [ ] NO       If the answer is YES,  please
                        describe  fully.  Use  additional pages if required.

3. Connetics is registering the following common stock on behalf of the selling stockholder named above. The prospectus will show all of this common stock as offered for sale for the account of the selling stockholder. The selling stockholder is not required to register or sell any of this common stock, but absent registration, sale of this common stock is restricted.

                    _______  shares of common stock outstanding

         The foregoing shows the correct number of shares of common stock to be included in the registration statement.

         [ ] YES           [ ] NO          If the answer is NO, please explain:

4. Please list on the following page all securities of Connetics, except those shown in paragraph 3 above, which the selling stockholder beneficially owns. For purposes of this questionnaire, beneficial ownership means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days.

I represent and warrant that the information furnished in this questionnaire is correct. I understand that Connetics may rely on this information in preparing a registration statement and prospectus covering the offer and sale of the common stock shown in paragraph 3 above and that I can only distribute the shares of common stock included in the registration statement in the manner described therein under the caption "Plan of Distribution". I will notify Connetics immediately of any change in this information before the effective date of the registration statement. I understand that any material error in a registration statement based on materially incorrect information which I have furnished in this questionnaire may result in a violation of law and potential legal liability for the selling stockholder.

___________________________________ Date: ____________, 2004
Signature

If signing on behalf of an entity,
please print name and title:

______________________________

Please fax this selling stockholder questionnaire as soon as possible to Connetics at [ ]. No cover sheet is required, but you must include both pages. If you have any questions, please call [ ] ([title]) at Connetics' executive offices, [phone], or [MoFo contact] (special counsel) at [phone]. Thank you.

                                   APPENDIX F

                         CERTIFICATE OF SUBSEQUENT SALE

Nasdaq National Market
[ ]
[ ]

                  RE: Sale of Shares of Common Stock of Connetics Corporation
                      (the "Company") pursuant to the Company's Registration Statement on Form S-3 dated _____________ (the "Registration Statement")

Ladies and Gentlemen:

         The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Registration Statement, that the undersigned has sold the shares pursuant to the Registration Statement and in a manner described under the caption "Plan of Distribution" in the Registration Statement and that such sale complies with all applicable securities laws, including, without limitation, the Registration Statement delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):_____________________________________

Record Holder (e.g., if held in name of nominee):_______________________________

Restricted Stock Certificate No.(s):____________________________________________

Number of Shares Sold:__________________________________________________________

Date of Sale:___________________________________________________________________

         Except as otherwise agreed between the Company and the Selling Stockholder, in the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                                 Very truly yours,

Dated:_______________________                    By:____________________________

                                                 Print Name:____________________

                                                 Title:_________________________